UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue, Suite 510

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2006, ArthroCare Corporation (the “Company’) signed a 120-month operating lease agreement with Lantana Office Properties I, L.P. for the lease of approximately 36,421 square feet of office space. The Company intends to use this office space primarily as its corporate headquarters and for some research and development activities. The Company expects to move to this new location within the city of Austin in September 2006. The Company will pay a security deposit up front but will not be obligated to pay any rent until six months after the Company intends to occupy the premises. The average base rent that the Company will pay under the lease is approximately $56,000 per month.

The foregoing description of the operating lease agreement does not purport to be complete and is qualified in its entirety by reference to the operating lease agreement, which will subsequently be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: May 12, 2006	By:	/s/ Michael Gluk
Michael Gluk
Sr. Vice President and Chief Financial Officer